UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2006

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices)  (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Restricted Stock Agreement for Non-Employee Directors
Form of Restricted Stock Unit Agreement for Non-Employee Directors
Form of Nonstatutory Stock Option Agreement for Non-Employee Directors

Item 1.01 Entry into a Material Definitive Agreement.
Equity Awards to Non-Employee Directors
     Pursuant to the non-employee director equity compensation program adopted by the Compensation Committee of the Board of Directors under the 2002 Long-Term Incentive Plan, and in connection with the service of Dell’s non-employee directors for the year commencing with the Annual Meeting of Stockholders held on July 21, 2006, equity awards were granted to all non-employee directors effective July 21, 2006, the date of the first scheduled meeting of the Board of Directors following the 2006 Annual Meeting of Stockholders. Equity awards to non-employee directors consisted of shares of restricted stock or stock units, and fair market value stock options, granted as follows:

	Restricted
Name	Stock[a]	Options[b]
Mr. Carty[c]	7,780	15,775
Mr. Gray[c]	5,862	15,775
Ms. Krawcheck[d]	11,832	47,325
Mr. Lafley[d]	11,832	47,325
Ms. Lewent[c]	7,780	15,775
Mr. Luft[e]	7,780	15,775
Mr. Mandl	3,944	15,775
Mr. Miles	3,944	15,775
Mr. Nunn[c]	7,780	15,775

a —	Effective July 21, 2006, each non-employee director, other than Mr. Luft, received 3,944 shares of restricted stock. The restricted stock vests (which means that the restrictions lapse) ratably over five years (20% per year), so long as the director remains a member of the Board. All unvested restricted stock is forfeited when the director ceases to be a member of the Board for any reason other than death or permanent disability. All unvested restricted stock vests immediately upon death or permanent disability. To afford Mr. Luft a comparable compensation benefit under local law, Mr. Luft instead received 3,944 restricted stock units with the same vesting provisions as the restricted stock. The units expire if he ceases to be a member of the Board for any reason other than death or permanent disability. Unlike restricted stock, units do not convey ownership rights until they vest.

b —	Effective July 21, 2006, each non-employee director received options to purchase 15,775 shares of common stock with an exercise price equal to the fair market value of Dell common stock on the date of grant ($19.55) per share. The options vest ratably over five years (20% per year), so long as the director remains a member of the Board. All unvested options terminate when the director ceases to be a member of the Board for any reason other than death or permanent disability. All unvested options vest immediately upon death or permanent disability, and all options terminate one year later. If the director resigns at the request or demand of the Board, or is otherwise removed from the Board, all options (whether or not vested) terminate immediately. If the director resigns for any other reason, all vested options terminate 90 days after such resignation. In any event, the options terminate ten years from the date of grant unless otherwise terminated as described above. The options are transferable to family members under specified conditions.

c —	Elected to receive restricted stock in lieu of some or all of the $75,000 annual cash retainer. The number of shares of restricted stock granted was determined by dividing the foregone retainer amount by the fair market value of the common stock on the date of grant ($19.55). This restricted stock vested on July 21, 2006, but may not be sold or transferred until January 22, 2007, six months after date of grant.

d —	In addition to the equity awards granted to all non-employee directors, each newly elected director received the following additional shares of restricted stock and options subject to the same terms and conditions: 7,888 shares of restricted stock and options to purchase 31,550 shares of common stock with an exercise price equal to the fair market value of Dell common stock on the date of grant ($19.55) per share.

e —	Elected to receive restricted stock units in lieu of the $75,000 annual cash retainer. The number of units granted was determined by dividing the foregone retainer amount by the fair market value of the common stock on the date of grant ($19.55). These units vested on July 21, 2006, but may not be sold or transferred until January 22, 2007, six months after date of grant.
     The forms of non-employee director equity award agreements are filed as exhibits to this Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Form of Restricted Stock Agreement for Non-Employee Directors

99.2	Form of Restricted Stock Unit Agreement for Non-Employee Directors

99.3	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: July 27, 2006	By:	/s/ Lawrence P. Tu
Lawrence P. Tu
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Form of Restricted Stock Agreement for Non-Employee Directors

99.2	Form of Restricted Stock Unit Agreement for Non-Employee Directors

99.3	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors

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